EXHIBIT 4.3

Rio Tinto Finance (USA) Limited, (ABN 84 062 129 551)
Issuer
Rio Tinto Finance (USA) plc
Issuer
Rio Tinto Finance (USA) Inc.
Issuer
Rio Tinto plc
Guarantor
Rio Tinto Limited (ABN 96 004 458 404)
Guarantor
TO
The Bank of New York Mellon
Trustee

Second Supplemental Indenture
Dated as of May 6, 2020
Supplementing and amending the amended and restated Indenture dated as of March 16, 2012

Guaranteed Debt Securities

TABLE OF CONTENTS

Page
Recitals of the Issuers and the Guarantors	-1-
Recitals of the Issuers	-1-
Recitals of the Guarantors	-1-

ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION	-1-
Section 101. Definitions	-1-
Section 102. Effect of Headings and Table of Contents	-2-
Section 103. Successors and Assigns	-2-
Section 104. Separability Clause	-2-
Section 105. Benefits of Supplemental Indenture	-2-
Section 106. Governing Law and Waiver of Trial by Jury	-2-
Section 107. Appointment of Agent for Service	-2-
Section 108. The Trustee	-3-
ARTICLE TWO
AMENDMENTS TO THE INDENTURE	-3-
Section 201. Amendments to be Effected	-3-

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SECOND SUPPLEMENTAL INDENTURE, dated as of May 6, 2020 (the “Supplemental Indenture”), among Rio Tinto Finance (USA) Limited (ABN 84 062 129 551), a corporation duly organized and existing under the laws of the State of Victoria, Australia, having its principal office at Level 7, 360 Collins Street, Melbourne, Victoria 3000, Australia, Rio Tinto Finance (USA) plc, a public limited company duly incorporated and existing under the laws of England, having its registered office at 6 St. James’s Square, London SW1Y 4AD, United Kingdom and Rio Tinto Finance (USA) Inc., a corporation duly incorporated and existing under the laws of the State of Delaware, U.S.A., having its principal office at 4700 Daybreak Parkway, South Jordan, Utah 84009, U.S.A (each being referred to as an “Issuer” and together as the “Issuers”), Rio Tinto plc, a public limited company duly incorporated and existing under the laws of England, having its registered office at 6 St. James’s Square, London SW1Y 4AD, United Kingdom and Rio Tinto Limited (ABN 96 004 458 404), a corporation duly organized and existing under the laws of the State of Victoria, Australia, having its principal office at Level 7, 360 Collins Street, Melbourne, Victoria 3000, Australia (each being referred to herein as a "Guarantor" and together as the "Guarantors") and The Bank of New York Mellon, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee"), supplementing and amending that certain Amended and Restated Indenture, dated as of March 16, 2012 (as amended and supplemented from time to time, the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”) among the Issuer, the Guarantors named therein and the Trustee, which amended and restated that certain indenture, dated as of July 2, 2001.

RECITALS OF THE ISSUERS AND THE GUARANTORS
Each of Rio Tinto Finance (USA) plc, Rio Tinto Finance (USA) Limited, the Guarantors and the other parties named herein previously entered into the Base Indenture providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities") and such parties now wish to amend the Base Indenture in this Supplemental Indenture, pursuant to Section 901 of the Base Indenture.
RECITALS OF THE ISSUERS
Each Issuer has duly authorized the execution and delivery of this Supplemental Indenture.
All things necessary to make this Supplemental Indenture a valid agreement of the Issuers, in accordance with its terms, and pursuant to, and permissible under, the Base Indenture, have been done.
RECITALS OF THE GUARANTORS
All things necessary to make this Supplemental Indenture a valid agreement of the Guarantors, in accordance with its terms, and pursuant to, and permissible under, the Base Indenture, have been done.
NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
For and in consideration of the premises hereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
SECTION 101. Definitions.
For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

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(1)a term defined in the Base Indenture and not otherwise defined herein shall have the meaning ascribed thereto in the Base Indenture when used in this Supplemental Indenture; and
(2)unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of the Base Indenture.

SECTION 102. Effect of Headings and Table of Contents.
The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 103. Successors and Assigns.
All covenants and agreements in this Supplemental Indenture by an Issuer or a Guarantor shall bind its successors and assigns, whether so expressed or not.

SECTION 104. Separability Clause.
In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 105. Benefits of Supplemental Indenture.
Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 106. Governing Law and Waiver of Trial by Jury.
This Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York without regard to principles of conflicts of law.
Each of the parties hereto, and the holders by acceptance of any Securities issued hereunder, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to a trial by jury in any legal proceeding among the parties hereto arising out of or relating to this Supplemental Indenture or the transaction contemplated hereby or thereby.

SECTION 107. Appointment of Agent for Service.
By the execution and delivery of this Supplemental Indenture, each Issuer and each Guarantor hereby severally appoints Rio Tinto Services Inc. as its agent upon which process may be served in any legal action or proceeding which may be instituted in any Federal or State court in the Borough of Manhattan, New York City, arising out of or relating to the Securities, the Guarantees or this Supplemental Indenture, but for that purpose only, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such proceeding. Service of process upon such agent at the office of such agent at 80 State Street, Albany, NY 12207-2543, and written notice of said service to each of the Issuers and each of the Guarantors by the Person serving the same addressed as provided by Section 105 of the Base Indenture, shall be deemed in every respect effective service of process upon the Issuers and the Guarantors, respectively, in any such legal action or proceeding, and the Issuers and the Guarantors, respectively, hereby submit to the nonexclusive jurisdiction of any such court in which any such legal action or proceeding is so

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instituted. Such appointment shall be irrevocable so long as the Holders of Securities shall have any rights pursuant to the terms thereof or of this Supplemental Indenture until the appointment of a successor by any of the Issuers or any of the Guarantors, as the case may be, and such successor's acceptance of such appointment. Each of the Issuers and each of the Guarantors further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such agent or successor until this Supplemental Indenture has been satisfied, discharged or defeased.

SECTION 108. The Trustee.
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Base Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Base Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

ARTICLE TWO
AMENDMENTS TO THE BASE INDENTURE

SECTION 201. Amendments to be Effected.
In accordance with Section 901 of the Base Indenture
(1)The first paragraph of the Base Indenture is amended to read in its entirety as follows:
AMENDED AND RESTATED INDENTURE, dated as of March 16, 2012, among Rio Tinto Finance (USA) Limited (ABN 84 062 129 551), a corporation duly organized and existing under the laws of the State of Victoria, Australia, having its principal office Level 7, 360 Collins Street, Melbourne, Victoria 3000, Australia, Rio Tinto Finance (USA) pic, a public limited company duly incorporated and existing under the laws of England, having its registered office at 6 St. James’s Square, London SW1Y 4AD, United Kingdom and Rio Tinto Finance (USA) Inc., a corporation duly incorporated and existing under the laws of the State of Delaware, U.S.A., having its principal office at 4700 Daybreak Parkway, South Jordan, Utah 84009, U.S.A (each being referred to as an "Issuer" and together as the "Issuers"), Rio Tinto pic, a public limited company duly incorporated and existing under the laws of England, having its registered office at 6 St. James’s Square, London SW1Y 4AD, England and Rio Tinto Limited (ABN 96 004 458 404), a corporation duly organized and existing under the laws of the State of Victoria, Australia, having its principal office at Level 7, 360 Collins Street, Melbourne, Victoria 3000, Australia (each being referred to herein as a "Guarantor" and together as the "Guarantors") and The Bank of New York Mellon, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee").

(2)For each and every purpose under the Base Indenture, the terms “Issuer” and “Issuer” will be deemed and construed to include Rio Tinto Finance (USA) Inc., to the same extent and with the same effect as each other person so defined.

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(3)The definition of “Subsidiary” in the Base Indenture is amended to read in its entirety as follows:
"Subsidiary" means (i) in relation to Rio Tinto Finance (USA) Limited, Rio Tinto Limited (or its successors) or any Subsidiary of Rio Tinto Limited, any company which is a subsidiary of Rio Tinto Finance (USA) Limited, Rio Tinto Limited (or any of their respective successors) or that Subsidiary within the meaning ascribed to the term "subsidiary" in Section 9 of the Corporations Law of Australia, (ii) in relation to Rio Tinto Finance (USA) plc, Rio Tinto plc or any Subsidiary of Rio Tinto plc, any company which is a subsidiary of Rio Tinto Finance (USA) plc, Rio Tinto plc (or any of their respective successors) or that Subsidiary within the meaning ascribed to the term "subsidiary" in Section 1159 of the Companies Act 2006 of Great Britain and (iii) in relation to Rio Tinto Finance (USA) Inc., any company which is a subsidiary of Rio Tinto Finance (USA) Inc. or that Subsidiary within the meaning ascribed to the term “subsidiary” in Rule 1-02(x) of Regulation S-X of the Commission, provided, in each case, that where such term is followed immediately by "(Accounting)" it shall mean any company, corporation or other entity which either is a Subsidiary in accordance with the foregoing or is treated in the consolidated accounts of any Guarantor (or such other relevant person) as being a subsidiary or subsidiary undertaking of such Guarantor (or such person).

(4)Section 202 (Form of Face of Security) of the Base Indenture is amended to read in its entirety as follows:
[INSERT ANY REQUIRED ORIGINAL ISSUE DISCOUNT LEGEND]
[RIO TINTO FINANCE (USA) LIMITED/RIO TINTO FINANCE (USA) PLC/RIO TINTO FINANCE (USA) INC.]
[TITLE OF SECURITY]
PAYMENT OF PRINCIPAL, [PREMIUM, IF ANY]
AND INTEREST GUARANTEED BY RIO TINTO PLC
AND RIO TINTO LIMITED

No. ………..	$ ………..
[CUSIP No. ]
[Rio Tinto Finance (USA) Limited (ABN 84 062 129 551), a corporation duly organized and existing under the laws of the State of Victoria, Australia/Rio Tinto Finance (USA) plc, a public limited company duly incorporated and existing under the laws of England/Rio Tinto Finance (USA) Inc., a corporation duly incorporated and existing under the laws of the State of Delaware, U.S.A.] (herein called the "Issuer", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ………………………………………, or registered assigns, the principal sum of ……………………………………. Dollars on …………………………………… [if the Security is to bear interest prior to Maturity, insert —, and to pay interest thereon from ………… or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on ………… and ………… in each year, commencing …………, at the rate of ....% per annum, until the principal hereof is paid or made available for payment [if applicable, insert —, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of ...% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the …………or ………… (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will

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forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].
[If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security and any overdue premium shall bear interest at the rate of ....% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of ….% per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]
Payment of the principal of (and premium, if any) and [if applicable, insert — any such] interest on this Security will be made at the office or agency of the Issuer maintained for that purpose in …………, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert —; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].
[if applicable, insert — All payments of, or in respect of, principal of and any premium and interest on this Security, shall be made without withholding or deduction for, or on account of, any present of future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of [Australia/the United Kingdom/the United States] or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by [Australia/the United Kingdom/the United States] or any such subdivision or authority to be withheld or deducted. In that event, the Issuer will pay such additional amounts (as described in Section 1004 of the Indenture) as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to the Holder of this Security had no such withholding or deduction been required, subject to certain exceptions as set forth in Article Ten of the Indenture.]
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.
Dated:
[Rio Tinto Finance (USA) Limited/Rio Tinto Finance (USA) plc/Rio Tinto Finance (USA) Inc.]
By……………………………………………………
Name:
Title:
Attest:
By……………………………………………………
Name:
Title:
(5)The first paragraph of Section 203 (Form of Reverse of Security) of the Base Indenture is amended to read as follows:
This Security is one of a duly authorized issue of securities of the Issuer (herein called the "Securities"), issued and to be issued in one or more series under an Amended and Restated Indenture, dated as of July 2, 2001, amended and restated as of March 16, 2012 and as amended and supplemented from time to time (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), among Rio Tinto Finance (USA) Limited, a corporation duly organized and existing under the laws of the State of Victoria, Australia, Rio Tinto Finance (USA) plc, a public limited company duly incorporated and existing under the laws of England, Rio Tinto Finance (USA) Inc., a corporation duly incorporated and existing under the laws of the State of Delaware, U.S.A., Rio Tinto plc, a public limited company duly incorporated and existing under the laws of England, Rio Tinto Limited, a corporation duly organized and existing under the laws of the State of Victoria, Australia, (each being referred to herein as a "Guarantor", which term includes any Successor Persons under the Indenture referred to herein and together the "Guarantors") and The Bank of New York Mellon, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert —, limited in aggregate principal amount to $.............].

(6)Section 204 (Form of Legend for Global Securities) of the Base Indenture is amended to read in its entirety as follows:
Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO. AS THE NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"). UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO [RlO TlNTO FINANCE (USA) LIMITED/RIO TINTO FINANCE (USA) PLC/RIO TINTO FINANCE (USA) INC.] OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY

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PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
(7)Section 205 (Guarantee by Guarantors; Form of Guarantee) of the Base Indenture is amended to read in its entirety as follows:
Each Guarantor by its execution of this Indenture hereby agrees with each Holder of a Security of each series authenticated and delivered by the Trustee, and with the Trustee on behalf of each such Holder and each such Holder, to be unconditionally bound by the terms and provisions of the Guarantee set forth below and authorizes the Issuer of the relevant series of Securities, in the name and on behalf of such Guarantor, to confirm such Guarantee to the Holder of each such Security by its execution and delivery of each such Security, with such Guarantee endorsed thereon, authenticated and delivered by the Trustee. When delivered pursuant to the provisions of Section 303 hereof, Guarantees so set forth on the Securities shall bind the Guarantors notwithstanding the fact that the Guarantee does not bear the signature of the Guarantors.
Guarantees to be endorsed on the Securities shall, subject to Section 201, be in substantially the form set forth below:
GUARANTEE
Rio Tinto plc, a public limited company incorporated under the laws of England, having its registered office at 6 St. James’s Square, London SW1Y 4AD, United Kingdom, and Rio Tinto Limited (ABN 96 004 458 404), a corporation incorporated under the laws of the State of Victoria, Australia, having its principal office at Level 7, 360 Collins Street, Melbourne, Victoria 3000, Australia (each being referred to herein as a "Guarantor", which term includes any successor Person under the Indenture referred to in the Security upon which this Guarantee is endorsed, and together, the "Guarantors"), for value received hereby unconditionally guarantee to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder the due and punctual payment of the principal of, premium, if any, and interest on such Security (including any additional amounts payable pursuant to Section 1004 of the Indenture in respect thereof) and the due and punctual payment of the sinking fund or analogous payments referred to therein, if any, when and as the same shall become due and payable (subject to any period of grace provided with respect thereto), whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein and any other payment of interest under the Indenture. In the case of the failure of [Rio Tinto Finance (USA) Limited, a corporation organized under the laws of the State of Victoria, Australia/Rio Tinto Finance (USA) plc, a public limited company incorporated under the laws of England/ Rio Tinto Finance (USA) Inc., a corporation duly incorporated and existing under the laws of the State of Delaware, U.S.A.] (herein called the "Issuer", which term includes any successor Person under such Indenture), punctually to make any such payment of principal, premium, if any, or interest or any sinking fund or analogous payment, the Guarantors hereby, jointly and severally, agree to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer. The obligations of the Guarantors under this Guarantee shall be joint and several.
[If applicable, insert — Each of the Guarantors hereby further agrees, subject to the limitations and exceptions set forth below, that if any deduction or withholding for any present or future taxes, assessments or other governmental charges of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which such Guarantor or the Issuer is incorporated shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amount to be paid by such Guarantor under this Guarantee or a Security, then such Guarantor will pay to the Holder

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of a Security such additional amounts as may be necessary in order that the net amounts paid to the Holder of such Security who, with respect to any such tax, assessment, or other governmental charge, is not resident in such jurisdiction, after such deduction or withholding, shall be not less than the amounts specified in such Security to which such Holder is entitled; provided however, that such Guarantor shall not be required to make any payment of additional amounts (i) if the Holder is a United States Person, for or on account of any such tax, assessment or other governmental charge imposed by the United States or any political subdivisions or taxing authority thereof or therein, (ii) for or on account of:
(a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Security (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
(b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;
(c) any tax, assessment, or other governmental charge which is payable otherwise than by withholding from payments of (or in respect of) principal of, premium, if any, or interest on, the Securities;
(d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Security with a request of the Issuer or the applicable Guarantor addressed to the Holder (i) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of Clause (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;
(e) in the case of a payment made by Rio Tinto plc under the Guarantees, any tax, assessment or other governmental charge imposed as a result of the Security being presented for payment in the United Kingdom unless presentment could not have been made elsewhere;
(f) any withholding or deduction required to be made with respect to a Security presented for payment by or on behalf of a Holder of such Security who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent;
[(g) any withholding or deduction required to be paid on the interest (as defined in Section 128A(1AB) of the Income Tax Assessment Act of 1936 of Australia (the "Australian Tax Act") and which, among other things, includes amounts in the nature of, or in substitution for, interest) payable on the debt security because the Holder of a Security is an "associate" of Rio Tinto Finance (USA) Limited (as that term is defined in section 128F(9) of the Australian Tax Act);]
(h) any withholding or deduction for which a determination is made by the Australian Commissioner of Taxation that the withholding or deduction is payable because the Holder has participated in a scheme to avoid withholding tax provided that neither the Issuer nor any Guarantor participated in or was a party to such scheme;

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[(i)  for or on account of any tax, duty, assessment or governmental charge that is imposed by reason of (A) the Holder’s or beneficial owner’s past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of Rio Tinto Finance (USA) Inc. entitled to vote within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (B) the Holder’s or beneficial owner’s past or present status as a controlled foreign corporation that is related directly or indirectly to Rio Tinto Finance (USA) Inc. through stock ownership within the meaning of Section 864(d)(4) of the Code, (C) the Holder’s or beneficial owner’s being or having been a bank (or being or having been so treated) that is treated as receiving amounts paid on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, or (D) the Holder’s or beneficial owner’s failure to fulfil the statement requirements of Section 871(h) or 881(c) of the Code;] or
(j) any combination of items [(a), (b), (c), (d), (e), (f), (g), (h) or (i)];
nor shall additional amounts be paid with respect to any payment of the principal of, premium, if any or any interest on any Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of the Security.
Notwithstanding anything to the contrary contained herein, each of the Guarantors shall be entitled to withhold and deduct any amounts required to be deducted or withheld pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement) (any such withholding or deduction, a "FATCA Withholding"), and the Guarantors shall not be required to pay any additional amounts in respect of FATCA Withholding.]
Each of the Guarantors hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of each of the Guarantors, increase the principal amount of such Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 502 of such Indenture. Each of the Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of a merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment require under such Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, premium, if any, and interest on such Security.
Each of the Guarantors shall be subrogated to all rights of the Holder of such Security and the Trustee against the Issuer in respect of any amounts paid to such Holder by such Guarantor pursuant to the provisions of this Guarantee, provided, however, that

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such Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest on all Securities of the same series issued under such Indenture shall have been paid in full.
No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantors, which is absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, and interest on, and any sinking fund or analogous payments with respect to, the Security upon which this Guarantee is endorsed.
This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under such Indenture.
All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.
The Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of the State of New York.
Executed and dated the date on the face hereof.

(8)Subsection (1) of Section 801 (Issuers or Guarantors May Consolidate, Etc., Only on Certain Terms) of the Base Indenture is amended to read as follows:
(1) (i) in case Rio Tinto Finance (USA) Limited shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which Rio Tinto Finance (USA) Limited is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of Rio Tinto Finance (USA) Limited substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing, under the laws of Australia, any State thereof, the United States, any State thereof, or the District of Columbia; (ii) in case Rio Tinto Finance (USA) plc shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which Rio Tinto Finance (USA) plc is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of Rio Tinto Finance (USA) plc substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing, under the laws of England, any political division thereof, the United States, any State thereof, or the District of Columbia; (iii) in case Rio Tinto Finance (USA) Inc. shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which Rio Tinto Finance (USA) Inc. is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of Rio Tinto Finance (USA) Inc. substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing, under the laws of the United States, any State thereof, or the District of Columbia and (iv) in case any Guarantor shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which such Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of such Guarantor substantially as an entirety shall be a corporation, partnership or trust, duly organized and validly existing under the laws of the applicable jurisdiction and such Person in case (i), (ii), (iii) or (iv) above shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest (including all additional amounts, if any, payable pursuant to Section 1004 and subsection (3) below) on

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all the Securities and the performance or observance of every covenant of this Indenture on the part of the Issuer of such Securities to be performed or observed and, in the case of a Guarantor, the due and punctual performance of the Guarantees and the performance of every covenant of this Indenture on the part of such Guarantor to be performed or observed;

(9)Subsection (2) of Section 803 (Assumption by a Guarantor or Subsidiary of an Issuer’s Obligations) of the Base Indenture is amended to read in its entirety as follows :
(2) such Guarantor or Subsidiary, as the case may be, shall agree in such supplemental indenture, to the extent provided in the Securities and subject to the limitations and exceptions set forth below, that if any deduction or withholding for any present or future taxes, assessments or other governmental charges of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which such Guarantor or such Subsidiary is incorporated shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by such Guarantor or Subsidiary, as the case may be, to a Holder, who, with respect to any such taxes, assessments or other governmental charges, is not resident in such jurisdiction, such Guarantor or Subsidiary, as the case may be, will pay to the Holder of a Security such additional amounts of interest as may be necessary in order that the net amounts paid to the Holder of such Security, after such deduction or withholding, shall not be less than the amounts specified in such Security to which such Holder is entitled; provided, however, that such Guarantor or Subsidiary, as the case may be, shall not be required to make any payment of additional amounts (i) if the Holder is a United States Person, for or on account of any such tax, assessment or other governmental charge imposed by the United States or any political subdivision or taxing authority thereof or therein, (ii) for or on account of:
(a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Security (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
(b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;
(c) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of (or in respect of) principal of, premium, if any, or any interest on, the Securities;
(d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of Securities with a request of such Subsidiary or any Guarantor addressed to the Holder (i) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;
(e) in the case of a payment made by Rio Tinto plc under the Guarantees or a payment by Rio Tinto Finance (USA) plc, any tax, assessment or other governmental

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charge imposed as a result of the Security being presented for payment in the United Kingdom unless presentment could not have been made elsewhere;
(f) any withholding or deduction required to be made with respect to a Security presented for payment by or on behalf of a Holder of such Security who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent;
(g) any withholding or deduction required to be paid on the interest (as defined in Section 128A(1AB) of the Income Tax Assessment Act of 1936 of Australia (the "Australian Tax Act") and which, among other things, includes amounts in the nature of, or in substitution for, interest) payable on the debt security because the Holder of a Security is an "associate" of Rio Tinto Finance (USA) Limited (as that term is defined in section 128F(9) of the Australian Tax Act);
(h) any withholding or deduction for which a determination is made by the Australian Commissioner of Taxation that the withholding or deduction is payable because the Holder has participated in a scheme to avoid withholding tax provided that neither any Issuer nor any Guarantor participated in or was a party to such scheme;
(i)  in the case of any Securities issued by Rio Tinto Finance (USA) Inc., for or on account of any tax, duty, assessment or governmental charge that is imposed by reason of (A) the Holder’s or beneficial owner’s past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of Rio Tinto Finance (USA) Inc. entitled to vote within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (B) the Holder’s or beneficial owner’s past or present status as a controlled foreign corporation that is related directly or indirectly to Rio Tinto Finance (USA) Inc. through stock ownership within the meaning of Section 864(d)(4) of the Code, (C) the Holder’s or beneficial owner’s being or having been a bank (or being or having been so treated) that is treated as receiving amounts paid on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, or (D) the Holder’s or beneficial owner’s failure to fulfil the statement requirements of Section 871(h) or 881(c) of the Code; or
(j) any combination of items (a), (b), (c), (d), (e), (f), (g), (h) or (i);
nor shall additional amounts be paid with respect to any payment of the principal of, premium, if any, or any interest on any Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of such jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of the Security;
Notwithstanding anything to the contrary contained herein, the relevant Issuer or, as the case may be, the Guarantors shall be entitled to withhold and deduct any amounts required to be deducted or withheld pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement) (any such withholding or deduction, a "FATCA Withholding"), and the relevant Issuer or Guarantors shall not be required to pay any additional amounts in respect of FATCA Withholding.

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(10)Section 1004 (Additional Amounts) of the Base Indenture is amended to read in its entirety as follows:
If the Securities of a series provide for the payment of additional amounts, all payments of, or in respect of, principal of and any premium and interest on such Securities, and all payments pursuant to any Guarantee on such Securities shall be made without any deduction or withholding for, or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Issuer of such Securities or (as the case may be) any Guarantor is incorporated unless such taxes, duties, assessments or other governmental charges are required by such jurisdiction (or any such subdivision or taxing authority thereof or therein) to be withheld or deducted. In that event, such Issuer or such Guarantor, as applicable, will pay to the Holder of a Security such additional amounts as may be necessary in order that the net amounts paid to the Holder of such Security who, with respect to any such tax, assessment, or other governmental charge, is not resident in such jurisdiction, after such deduction or withholding, shall be not less than the amounts specified in such Security to which such Holder is entitled; provided however, that such Issuer or such Guarantor shall not be required to make any payment of additional amounts (i) if the Holder is a United States Person for or on account of any such tax, assessment or other governmental charge imposed by the United States or any political subdivisions or taxing authority thereof or therein, (ii) for or on account of:
(a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Security (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
(b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;
(c) any tax, assessment, or other governmental charge which is payable otherwise than by withholding from payments of (or in respect of) principal of, premium, if any, or interest on, the Securities;
(d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Security with a request of the Issuer of such Security or the applicable Guarantor addressed to the Holder (i) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;
(e) in the case of a payment made by Rio Tinto plc under the Guarantees or a payment by Rio Tinto Finance (USA) plc, any tax, assessment or other governmental charge imposed as a result of the Security being presented for payment in the United Kingdom unless presentment could not have been made elsewhere;
(f) any withholding or deduction required to be made with respect to a Security presented for payment by or on behalf of a Holder of such Security who would have been

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able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent;
(g) any withholding or deduction required to be paid on the interest (as defined in Section 128A(1AB) of the Income Tax Assessment Act of 1936 of Australia (the "Australian Tax Act") and which, among other things, includes amounts in the nature of, or in substitution for, interest) payable on the debt security because the Holder of a Security is an "associate" of Rio Tinto Finance (USA) Limited (as that term is defined in section 128F(9) of the Australian Tax Act);
(h) any withholding or deduction for which a determination is made by the Australian Commissioner of Taxation that the withholding or deduction is payable because the Holder has participated in a scheme to avoid withholding tax provided that neither the Issuer of the relevant series of Securities nor any Guarantor participated in or was a party to such scheme;
(i)  in the case of any Securities issued by Rio Tinto Finance (USA) Inc., for or on account of any tax, duty, assessment or governmental charge that is imposed by reason of (A) the Holder’s or beneficial owner’s past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of Rio Tinto Finance (USA) Inc. entitled to vote within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (B) the Holder’s or beneficial owner’s past or present status as a controlled foreign corporation that is related directly or indirectly to Rio Tinto Finance (USA) Inc. through stock ownership within the meaning of Section 864(d)(4) of the Code, (C) the Holder’s or beneficial owner’s being or having been a bank (or being or having been so treated) that is treated as receiving amounts paid on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, or (D) the Holder’s or beneficial owner’s failure to fulfil the statement requirements of Section 871(h) or 881(c) of the Code; or
(j) any combination of items (a), (b), (c), (d), (e), (f), (g), (h) or (i);
nor shall additional amounts be paid with respect to any payment of the principal of, premium, if any or any interest on any Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of the Security.
Notwithstanding anything to the contrary contained herein, the relevant Issuer or, as the case may be, the Guarantors shall be entitled to withhold and deduct any amounts required to be deducted or withheld pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement) (any such withholding or deduction, a "FATCA Withholding"), and the relevant Issuer or Guarantors shall not be required to pay any additional amounts in respect of FATCA Withholding.
Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions

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hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.
If the Securities of a series provide for the payment of additional amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officer's Certificate, the Issuer of such Securities will furnish the Trustee and such Issuer’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officer's Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officer's Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and the Issuer of such Securities or the Guarantor, as the case may be, will pay to the Trustee or such Paying Agent or Paying Agents the additional amounts required by this Section. Each Issuer and the Guarantors covenant to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer's Certificate furnished pursuant to this Section.

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This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by Rio Tinto Finance (USA) Limited as Issuer
/s/ Timothy Angus Paine	/s/ Lavangie Weerapana
Name: Timothy Angus Paine Title: Director	Name: Lavangie Weerapana Title: Company Secretary

Rio Tinto Finance (USA) plc as Issuer
/s/ Abel Martins Alexandre
Name: Abel Martins Alexandre Title: Director

Rio Tinto Finance (USA) Inc. as Issuer
/s/ Abel Martins Alexandre
Name: Abel Martins Alexandre Title: Director

Rio Tinto plc as Guarantor
/s/ Jakob Stausholm
Name: Jakob Stausholm Title: Director and Chief Financial Officer

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by Rio Tinto Limited as Guarantor:
/s/ Jakob Stausholm	/s/ Steven P. Allen
Name: Jakob Stausholm Title: Chief Financial Officer	Name: Steven P. Allen Title: Group Company Secretary

The Bank of New York Mellon as Trustee
/s/ Lesley Daley
Name: Lesley Daley Title: Vice President